Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

April 18, 2023

117 Kendrick Street

Suite 500

Needham, MA 02494

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Verastem, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (File No. 333-270794) (as amended or supplemented, the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale, from time to time by certain stockholders of the Company identified in the Registration Statement, of (i) 1,200,000 shares of the Company’s Series B convertible preferred stock, par value $0.0001 per share (the “Preferred Shares”); and (ii) up to 50,838,840 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable upon conversion of the Preferred Shares (the “Conversion Shares,” together with the Preferred Shares, the “Securities”). The Preferred Shares were issued on January 27, 2023 pursuant to that certain Securities Purchase Agreement dated January 24, 2023, among the Company and the purchasers named therein.

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the laws of the State of New York and the Delaware General Corporation Law.

Based upon and subject to the foregoing and the assumptions set forth below, we are of the opinion that (a) the Preferred Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable and (b) the Conversion Shares have been duly authorized by the Company and, when issued upon conversion of the Preferred Shares, will be validly issued, fully paid and non-assessable.

In rendering the opinions expressed above, we have assumed that (i) at the time of the issuance of the Conversion Shares, as the case may be, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (ii) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered and sold as contemplated by the Registration Statement; (iii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (iv) after the issuance of the Conversion Shares, the total number of issued and outstanding shares of the Company’s Common Stock, together with the total number of shares of the Company’s Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s certificate of incorporation, as amended and then in effect.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Ropes & Gray LLP

Ropes & Gray LLP

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